                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GOULD TECHNOLOGY, INC.

                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

                                    * * * * *

      The undersigned Thomas N. Rich and Michael C. Veysey, President and Secretary of Gould Technology, Inc. (the "CORPORATION"), do hereby certify as follows:

      1. The name of the Corporation is Gould Technology, Inc. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is June 8, 1988.

      2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles 1, 2, 3, 4, 5 and 6 thereof and by substituting in lieu thereof new Articles I, II, III, IV, V, VI and VII which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

      3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of AMI Holdings, Inc. without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

      4. The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.
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      5. The effective time of the Restated Certificate of Incorporation and of the amendments herein certified shall be effective upon filing.

      6. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:


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
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             GOULD TECHNOLOGY, INC.

                                    Article 1

      The name of the Corporation is AMI Holdings, Inc.

                                    Article 2

      The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                    Article 3

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("DELAWARE LAW").

                                    Article 4

      Section 4.01. Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated, respectively, "Class A Common Stock", "Class B Common Stock" and "Preferred Stock." The total number of shares of capital stock that the Corporation is authorized to issue is 450,000,000.

      (A) Class A Common Stock. The total number of shares of Class A Common Stock, $.01 par value, that the Corporation is authorized to issue is 200,000,000.

      (B) Class B Common Stock. The total number of shares of Class B Common Stock, $.01 par value, that the Corporation is authorized to issue is 200,000,000.

      (C) Preferred Stock. The total number of shares of Preferred Stock, $.01 par value, that the Corporation is authorized to issue is 50,000,000, of which
(i) 20,000,000 are designated "Series A Senior Preferred Stock" (referred to herein as the "SENIOR PREFERRED STOCK"), (ii) 20,000,000 are designated "Series B Junior Preferred Stock" (referred to herein as the "JUNIOR PREFERRED STOCK") and (iii) 10,000,000 are undesignated.

      The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

      Subject to Section 4.04(E)(5) and 4.05(C), the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock irrespective of the provisions of
Section 242(b)(2) of Delaware Law or any corresponding provision hereafter enacted.

      The Class A Common Stock and the Class B Common Stock are referred to collectively herein as the "COMMON STOCK". The Senior Preferred Stock and the Junior Preferred Stock are referred to collectively herein as the "PREFERRED STOCK".

      Section 4.02. Restructuring.

      (A) Reclassification. Upon this Restated Certificate of Incorporation becoming effective pursuant to the Delaware Law (the "EFFECTIVE TIME"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's common stock, no par value, then issued (including shares held in the treasury of the Corporation) (the "OLD COMMON STOCK"), shall be automatically reclassified, changed and converted into

      (1) .01 fully paid and non-assessable shares of Class A Common Stock, $.01 par value; and

      (2) .03 fully paid and non-assessable shares of Senior Preferred Stock, $.01 par value; and

      (3) .01 fully paid and non-assessable shares of Junior Preferred Stock, $.01 par value.

      Any stock certificate which, immediately prior to the Effective Time, represents shares of Old Common Stock will, from and after the Effective Time, automatically represent:

            (a) that number of shares of Class A Common Stock equal to the product of (x) .01 multiplied by (y) the number of shares of Old Common Stock represented by such certificate prior to the Effective Time;

            (b) that number of shares of Senior Preferred Stock equal to the product of (x) .03 multiplied by (y) the number of shares of Old Common Stock represented by such certificate prior to the Effective Time; and

            (c) that number of shares of Junior Preferred Stock equal to the product of (x) .01 multiplied by (y) the number of shares of Old Common Stock represented by such certificate prior to the Effective Time.

      Upon or immediately following the Effective Time, the Corporation or its transfer agent shall issue certificates representing the Class A Common Stock, the Senior Preferred Stock and the Junior Preferred Stock in exchange for each certificate representing the Old Common Stock (which such certificate shall be marked cancelled).

      (B) Retirement. Immediately prior to the Effective Time pursuant to the filing of a Certificate of Retirement of Stock, each share of the Corporation's then issued but not outstanding Old Common Stock was retired and the authorized number of shares of such Old Common Stock was reduced to zero.

      The relative rights, preferences, privileges and restrictions granted to or imposed upon the Senior Preferred Stock, the Junior Preferred Stock, the Common Stock or the holders thereof are as set forth below.

      Section 4.03. Rights, Preferences and Privileges of the Senior Preferred Stock.

      (A) Rank. The Senior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes or series of equity securities of the Corporation, including the Junior Preferred Stock and the Common Stock. All equity securities of the Corporation to which the Senior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution or winding up), including the Junior Preferred Stock and the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES." All equity securities of the Corporation with which the Senior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "PARITY SECURITIES." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for any of the Junior Securities and Parity Securities, as the case may be.

      (B) Dividends. The holders of shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate per share of 13.5% of the Accreted Value (as defined below), per annum. Dividends shall be payable in cash in arrears quarterly on March 15, June 15, September 15 and December 15 of each year unless such day is not a Business Day, in which event on the next succeeding Business Day (each of such dates being a "DIVIDEND PAYMENT DATE" and each such quarterly period being a "DIVIDEND PERIOD"). The term "BUSINESS DAY" means a day other than a Saturday, Sunday or day on which banking institutions in New York, New York or San Francisco, California are authorized or required to remain closed.

      (1) The amount of dividends payable for each full Dividend Period on the Senior Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Senior Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Senior Preferred Stock shall not be entitled to any dividends in excess of cumulative dividends, as herein provided, on the Senior Preferred Stock.

      (2) Dividends shall be cumulative from December 21, 2000 (except that dividends on any amounts added to the Accreted Value pursuant to paragraph (3) of this Section 4.03(B) shall accrue from the date such amounts are added to Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the

Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Senior Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the first day of each month containing a Dividend Payment Date. Except as set forth in paragraph (3) of this Section 4.03(B), no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Senior Preferred Stock that may be in arrears.

      (3) If dividends are not paid in cash on any Dividend Payment Date for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period), the unpaid amount shall be added to the Accreted Value for purposes of calculating succeeding periods' dividends. Notwithstanding anything else contained herein, once any dividends for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period) are so added to Accreted Value, such dividends will no longer be payable in cash.

      (4) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not, unless (i) the full cumulative dividends on all outstanding shares of the Senior Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Senior Preferred Stock (or the unpaid amount shall have been added to the Accreted Value pursuant to paragraph (3) of this Section 4.03(B)) and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Senior Preferred Stock,

            (a) declare, pay or set apart any amounts for dividends on, or declare or make other distribution in cash or other property in respect of Parity Securities for any period, other than dividends payable solely in such Parity Securities, or

            (b) redeem, purchase or otherwise acquire for value any Parity Securities for any consideration (or pay any money or make money available for a sinking fund for the redemption of any shares of any such securities) directly or indirectly, other than (i) by conversion into or exchange for Junior Securities or (ii) in connection with the termination of an employee's employment pursuant to an employment plan or agreement or pursuant to Article 5 of the Corporation's bylaws as amended and restated on December 19, 2000 (the "BYLAWS").

      Notwithstanding the foregoing, if the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of Senior Preferred Stock or Parity Securities, the total available funds to be paid in partial dividends on the shares of Senior Preferred Stock and the shares of Parity Securities shall be divided among the Senior Preferred Stock and the Parity Securities in proportion to the aggregate amounts of dividends accrued and unpaid with respect to the Senior Preferred Stock and the Parity Securities. Accruals of dividends shall not bear interest.

      (5) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not, unless (i) the full cumulative dividends on all outstanding shares of the Senior Preferred Stock and all outstanding Parity Securities shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Senior Preferred Stock and all past dividend periods with respect to the Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Senior Preferred Stock and the current dividend period with respect to the Parity Securities,

            (a) declare, pay or set apart any amounts for dividends on, or declare or make other distribution in cash or other property in respect of Junior Securities for any period, other than dividends payable solely in such Junior Securities, or

            (b) redeem, purchase or otherwise acquire for value any Junior Securities for any consideration (or pay any money or make money available for a sinking fund for the redemption of any shares of any such securities) directly or indirectly, other than (i) by conversion into or exchange for Junior Securities (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") or (ii) in connection with the termination of an employee's employment pursuant to an employment plan or agreement or pursuant to Article 5 of the Bylaws.

      (6) The terms "ACCRUED DIVIDENDS" and "DIVIDENDS IN ARREARS" whenever used herein with reference to shares of Senior Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon from the date or dates on which such dividends commence to accrue to the end of the then current Dividend Period (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Corporation are legally available therefor.

      (C) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, prior and in preference to any distribution or setting apart of any of the assets or funds of the Corporation to the holders of the Junior Securities by reason of their ownership of such stock, the holders of Senior Preferred Stock shall be entitled to receive for each outstanding share of Senior Preferred Stock then held by them an amount in cash equal to the Accreted Value plus cumulative accrued and unpaid dividends on such share. "ACCRETED VALUE" means, with respect to each share of Senior Preferred Stock, $10, as such amount is adjusted from time to time pursuant to paragraph (B)(3) of this Section 4.03. Except as provided in the preceding sentence, holders of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution, or winding up of the affairs of the Corporation. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be insufficient to permit the payment to such holders of Senior Preferred Stock of the full aforementioned preferential amount, then the entire assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be distributed ratably among the holders of Senior Preferred Stock.

      (D) Redemption. (1) Optional Redemption. As and to the extent permitted by law and to the extent the Corporation shall have funds legally available for such payment, the Corporation may, at the option of the Board of Directors, redeem for cash shares of Senior Preferred Stock, at any time in whole or from time to time in part, at a redemption price equal to the aggregate Accreted Value of the shares of Senior Preferred Stock to be redeemed, together with accrued and unpaid cumulative dividends thereon to the date fixed for redemption, without interest (the "REDEMPTION PRICE"). If less than all of the shares of Senior Preferred Stock are to be redeemed, the selection of shares for redemption shall be made pro rata.

      (2) Mandatory Redemption. As and to the extent permitted by law and to the extent the Corporation shall have funds legally available for such payment, on December 15, 2010, if any shares of the Senior Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Senior Preferred Stock, at the Redemption Price.

      (3) Redesignation of Redeemed or Repurchased Shares of Senior Preferred Stock. Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares repurchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.


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
      (4) Failure to Redeem. If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph (2) of this Section 4.03(D) (the "MANDATORY REDEMPTION OBLIGATION"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Senior Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Senior Preferred Stock) or (ii) in accordance with paragraph (5) of this Section 4.03(D), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

      (5) Full Dividends on Redeemed Shares. Notwithstanding the foregoing provisions of paragraph (D) of this Section 4.03, unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Senior Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Senior Preferred Stock are redeemed pro rata.

      (6) Mechanics of Redemption. In the event of the redemption of shares of Senior Preferred Stock, the Corporation shall send via first class mail, postage prepaid, a notice of redemption to each holder of record of shares of Senior Preferred Stock addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice, or, if no such address appears or is given, then at the place where the principal executive office of the Corporation is located, not earlier than 60 nor later than 10 days before such payment is due, as set forth above. The Senior Redemption Notice shall state:

            (i) in the case of any redemption, whether all or less than all the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of such Senior Preferred Stock being redeemed;

            (ii) the number of shares of Senior Preferred Stock held by the holder that the Corporation will redeem;


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            (iii) the date fixed for redemption and the price at which the shares of Senior Preferred Stock are to be redeemed;

            (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, its certificates representing the shares of Senior Preferred Stock to be redeemed; and

            (v) that dividends on shares to be redeemed will cease to accrue on the date fixed for redemption.

      If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

      (E) Voting. (1) General. Except as otherwise required by Delaware law, the holders of shares of Senior Preferred Stock shall not be entitled to any voting rights. Except as expressly required under Delaware Law, on any matter on which holders of shares of Senior Preferred Stock shall be entitled to vote, they shall be entitled to one vote per share, voting as a single class together with the holders of the Junior Preferred Stock.

      (2) Approval by Senior Preferred Stock. The Corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Senior Preferred Stock then outstanding:

            (i) authorize, create or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Senior Preferred Stock;

            (ii) take any step resulting in the redemption of shares of Parity Securities or Junior Securities, except as set forth in paragraphs (B)(4) and (B)(5) of this Section 4.03;

            (iii) amend, alter or repeal any provision of this Certificate of Incorporation so as to adversely affect the preferences, rights or powers of the Senior Preferred Stock; or


                                       12
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            (iv) amend this Section 4.03(E).

      Section 4.04. Rights, Preferences and Privileges of the Junior Preferred Stock.

      (A) Rank. The Junior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (i) junior to the Senior Preferred Stock and (ii) prior to all classes or series of equity securities of the Corporation, including the Common Stock. All equity securities of the Corporation to which the Junior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution or winding up), including the Common Stock, are collectively referred to herein as the "OTHER SECURITIES." All equity securities of the Corporation with which the Junior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "JUNIOR PARITY SECURITIES." The respective definitions of Other Securities and Junior Parity Securities shall also include any rights or options exercisable for any of the Other Securities and Junior Parity Securities, as the case may be.

      (B) Dividends. The holders of shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate per share of 14.5% of the Junior Accreted Value (as defined below), per annum. Dividends shall be payable in cash in arrears quarterly on March 15, June 15, September 15 and December 15 of each year unless such day is not a Business Day, in which event on the next succeeding Business Day (as defined in paragraph 4.03(B) of Section 4.03) (each of such dates being a "JUNIOR DIVIDEND PAYMENT DATE" and each such quarterly period being a "JUNIOR DIVIDEND PERIOD").

      (1) The amount of dividends payable for each full Junior Dividend Period on the Junior Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Junior Dividend Period, or any other period shorter or longer than a full Junior Dividend Period, on the Junior Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Junior Preferred Stock shall not be entitled to any dividends in excess of cumulative dividends, as herein provided, on the Junior Preferred Stock.

      (2) Dividends shall be cumulative from December 21, 2000 (except that dividends on any amounts added to the Junior Accreted Value pursuant to paragraph


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
(3) of this Section 4.04(B) shall accrue from the date such amounts are added to Accreted Value), whether or not in any Junior Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Junior Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the first day of each month containing a Junior Dividend Payment Date. Except as set forth in paragraph (3) of this
Section 4.04(B), no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Junior Preferred Stock that may be in arrears.

      (3) If dividends are not paid in cash on any Junior Dividend Payment Date for the immediately preceding Junior Dividend Period (or portion thereof if less than a full Junior Dividend Period), the unpaid amount shall be added to the Junior Accreted Value for purposes of calculating succeeding periods' dividends. Notwithstanding anything else contained herein, once any dividends for the immediately preceding Junior Dividend Period (or portion thereof if less than a full Junior Dividend Period) are so added to Accreted Value, such dividends will no longer be payable in cash.

      (4) So long as any shares of the Junior Preferred Stock are outstanding, the Corporation shall not, unless (i) the full cumulative dividends on all outstanding shares of the Junior Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Junior Dividend Periods with respect to the Junior Preferred Stock (or the unpaid amount shall have been added to the Accreted Value pursuant to paragraph (3) of this Section 4.03(B)) and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Junior Dividend Period with respect to the Junior Preferred Stock,

            (a) declare, pay or set apart any amounts for dividends on, or declare or make other distribution in cash or other property in respect of Junior Parity Securities for any period, other than dividends payable solely in such Junior Parity Securities, or

            (b) redeem, purchase or otherwise acquire for value any Junior Parity Securities for any consideration (or pay any money or make money available for a sinking fund for the redemption of any shares of any such securities) directly or indirectly, other than (i) by conversion into or exchange for Other Securities or (ii) in connection with the termination of an employee's employment pursuant to an employment plan or agreement or pursuant to
Article 5 of the Bylaws.

      Notwithstanding the foregoing, if the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of Junior Preferred Stock or Junior Parity Securities, the total available funds to be paid in partial dividends on the shares of Junior Preferred Stock and the shares of Junior Parity Securities shall be divided among the Junior Preferred Stock and the Junior Parity Securities in proportion to the aggregate amounts of dividends accrued and unpaid with respect to the Junior Preferred Stock and the Junior Parity Securities. Accruals of dividends shall not bear interest.

      (5) So long as any shares of the Junior Preferred Stock are outstanding, the Corporation shall not, unless (i) the full cumulative dividends on all outstanding shares of the Junior Preferred Stock and all outstanding Junior Parity Securities shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Junior Dividend Periods with respect to the Junior Preferred Stock and all past dividend period with respect to the Junior Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Junior Dividend Period with respect to the Junior Preferred Stock and the current dividend period with respect to the Junior Parity Securities,

            (a) declare, pay or set apart any amounts for dividends on, or declare or make other distribution in cash or other property in respect of Other Securities for any period, other than dividends payable solely in such Other Securities, or

            (b) redeem, purchase or otherwise acquire for value any Other Securities for any consideration (or pay any money or make money available for a sinking fund for the redemption of any shares of any such securities) directly or indirectly, other than (i) by conversion into or exchange for Other Securities (all such dividends, distributions, redemptions or purchases being hereinafter referred to as an "OTHER SECURITIES DISTRIBUTION") or (ii) in connection with the termination of an employee's employment pursuant to an employment plan or agreement or pursuant to Article 5 of the Bylaws.

      (6) The terms "ACCRUED DIVIDENDS" and "DIVIDENDS IN ARREARS" whenever used herein with reference to shares of Junior Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon from the date or dates on which such dividends commence to accrue to the end of the then current Junior Dividend Period (or, in the case of redemption, to the date of redemption and, in the case of a conversion, to the date of conversion), whether or not earned or declared and whether or not assets for the Corporation are legally available therefor.

      (C) Liquidation Preference. (1) Distribution to Junior Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, prior and in preference to any distribution or setting apart of any of the assets or funds of the Corporation to the holders of Other Securities by reason of their ownership of such stock, the holders of Junior Preferred Stock shall be entitled to receive for each outstanding share of Junior Preferred Stock then held by them an amount in cash equal to the Junior Accreted Value plus cumulative accrued and unpaid dividends on such share. "JUNIOR ACCRETED VALUE" means, with respect to each share of Junior Preferred Stock, $10, as such amount is adjusted from time to time pursuant to paragraph
(B)(3) of Section 4.04. Except as provided in the preceding sentence, holders of Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution, or winding up of the affairs of the Corporation. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be insufficient to permit the payment to such holders of Junior Preferred Stock of the full aforementioned preferential amount, then the entire assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be distributed ratably among the holders of Junior Preferred Stock.

      (2) Distribution to Common Stock. Upon a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment to the holders of Junior Preferred Stock of the amounts to which they are entitled pursuant to paragraph (C), all assets and funds of the Corporation that remain legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be distributed ratably among the holders of Common Stock in proportion to the number of shares of Common Stock held by them.

      (D) Redemption. (1) Optional Redemption. As and to the extent permitted by law and to the extent the Corporation shall have funds legally available for such payment, the Corporation may, at the option of the Board of Directors, redeem for cash shares of Junior Preferred Stock, at any time in whole or from time to time in part, at a redemption price equal to the aggregate Junior Accreted Value of the shares of Junior Preferred Stock to be redeemed, together with accrued and unpaid cumulative dividends thereon to the date fixed for redemption, without interest (the "JUNIOR REDEMPTION PRICE"). If less than all of the shares of Junior Preferred Stock are to be redeemed, the selection of shares for redemption shall be made pro rata.

      (2) Mandatory Redemption. As and to the extent permitted by law and to the extent the Corporation shall have funds legally available for such payment, on June 15, 2011, if any shares of the Junior Preferred Stock shall be outstanding, the

Corporation shall redeem all outstanding shares of the Junior Preferred Stock, at the Junior Redemption Price.

      (3) Redesignation of Redeemed or Repurchased Shares of Junior Preferred Stock. Shares of Junior Preferred Stock which have been issued and reacquired in any manner, including shares repurchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

      (4) Failure to Redeem. If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Junior Preferred Stock pursuant to paragraph (2) (the "JUNIOR MANDATORY REDEMPTION OBLIGATION"), the Junior Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Junior Mandatory Redemption Obligation. If and so long as any Junior Mandatory Redemption Obligation with respect to the Junior Preferred Stock shall not be fully discharged, the Corporation shall not
(i) directly or indirectly, redeem, purchase, or otherwise acquire any Junior Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Junior Preferred Stock) or (ii) in accordance with paragraph 5 of this Section 4.03(D), declare or make any Other Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Other Securities.

      (5) Full Dividends on Redeemed Shares. Notwithstanding the foregoing provisions of this paragraph (D) of Section 4.04, unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Junior Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Junior Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Junior Preferred Stock are redeemed pro rata.

      (6) Mechanics of Redemption. In the event of the redemption of shares of Junior Preferred Stock, the Corporation shall send via first class mail, postage prepaid, a notice of redemption to each holder of record of shares of Junior Preferred Stock addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice, or, if no such address appears or is given, then at the place where the principal executive office of the Corporation is located, not earlier than 60 nor later than 10 days before such payment is due, as set forth above. The Junior Redemption Notice shall state:

            (i) in the case of any redemption, whether all or less than all the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of such Junior Preferred Stock being redeemed;

            (ii) the number of shares of Junior Preferred Stock held by the holder that the Corporation will redeem;

            (iii) the date fixed for redemption and the price at which the shares of Junior Preferred Stock are to be redeemed;

            (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, its certificates representing the shares of Junior Preferred Stock to be redeemed; and

            (v) that dividends on shares to be redeemed will cease to accrue on the date fixed for redemption.

      (E) Conversion. (1) Subject to the provisions of this paragraph (E), the Company shall have the right, upon or concurrently with the Corporation's First Public Offering, to convert any or all outstanding shares (and fractional shares) of Junior Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Class A Common Stock. The number of shares of Class A Common Stock deliverable upon conversion of a share of Junior Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "CONVERSION RATIO." The Conversion Ratio is the Junior Accreted Value as of the date of conversion of the shares of Junior Preferred Stock to be converted, together with accrued and unpaid cumulative dividends thereon to the date fixed for conversion, without interest divided by the per share price to the public (less underwriting discounts and commissions) in the Company's First Public Offering.

      (2) Mechanics of Conversion. In the event of the conversion of shares of Junior Preferred Stock, the Corporation shall send via first class mail, postage prepaid, a notice of conversion to each holder of record of shares of Junior Preferred Stock addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice, or, if no such address appears or is given, then at the place where the principal executive office of the Corporation is located, not later than ten (10) days before such conversion is to occur, as set forth above. The Conversion Notice shall state:

            (i) in the case of any conversion, whether all or less than all the outstanding shares of the Junior Preferred Stock are to be converted and the total number of shares of such Junior Preferred Stock being converted;

            (ii) the number of shares of Junior Preferred Stock held by the holder that the Corporation will convert;

            (iii) the date fixed for conversion and the procedure pursuant to which the price will be determined, at which such price the shares of Junior Preferred Stock will be converted;

            (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, its certificates representing the shares of Junior Preferred Stock to be converted; and

            (v) that dividends on shares to be converted will cease to accrue on the date fixed for conversion.

      (3) (i) The holder of the shares of Junior Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Junior Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

            (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Junior Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (E). If less than all the shares represented by one share certificate are to be converted, the Corporation shall issue a new share certificate for the shares not converted.

            (iii) The conversion shall be deemed to have been effected immediately prior to the close of business on the date specified in the Conversion Notice, and the person in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Class A Common Stock equal to the product of the number of shares of Junior Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date. All shares of Class A Common Stock delivered upon conversion of the Junior Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Whether or not the share certificates representing shares of Junior Preferred Stock are surrendered, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Class A Common Stock

      (4) (i) If a Conversion Notice is delivered by the Corporation to a holder of shares of Junior Preferred Stock, such holder, at the opening of business on a Junior Dividend Payment Date that occurs prior to the date of conversion, shall be entitled to receive the dividend payable on such shares on such Junior Dividend Payment Date notwithstanding the Corporation's default in payment of the dividend due on such Junior Dividend Payment Date. Such dividends shall be in preference to and in priority over any dividends on the Class A Common Stock.

            (ii) Except as provided above and except as provided in paragraph
      (E)(1) of this Section 4.04, the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Junior Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Class A Common Stock issued upon such conversion.

      (5) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall be required for the purpose of effecting conversions of the Junior Preferred Stock.

            (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Junior Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

      (6) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Junior Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common

Stock in a name other than that of the holder of the Junior Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      (7) In connection with the conversion of any shares of Junior Preferred Stock, no fractions of shares of Class A Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the per share price to the public (less underwriting discounts and commissions) in the Company's First Public Offering.

      (F) Voting. (1) General. Except as otherwise required by Delaware law, the holders of shares of Junior Preferred Stock shall not be entitled to any voting rights. Except as expressly required under Delaware Law, on any matter on which holders of shares of Junior Preferred Stock shall be entitled to vote, they shall be entitled to one vote per share, voting as a single class together with the holders of the Senior Preferred Stock.

      (2) Approval by Junior Preferred Stock. The Corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Junior Preferred Stock then outstanding:

            (i) authorize, create or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Junior Preferred Stock;

            (ii) take any step resulting in the redemption of shares of Junior Parity Securities or Other Securities, except as set forth in paragraphs
      (B)(4) and (B)(5) of this Section 4.04;

            (iii) amend, alter or repeal any provision of this Certificate of Incorporation so as to adversely affect the preferences, rights or powers of the Junior Preferred Stock; or

            (iv) amend this Section 4.04 (F).

      Section 4.05. Rights of the Class A Common Stock and Class B Common Stock. Except as otherwise provided herein, all shares of Class A Common Stock and

Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

      (A) Dividends. Subject to the terms of the Preferred Stock, dividends on shares of Common Stock may be declared and paid out of the funds of the Corporation legally available therefor. When, as and if dividends are declared or paid on shares of Common Stock, whether in cash, property or securities, each holder of record of shares of Common Stock will be entitled to a ratable portion of such dividends, based upon the number of shares of Common Stock then held of record by such holder; provided, however, that (i) if dividends are declared in shares of Common Stock, such dividends will be declared and paid at the same rate per share on each class of Common Stock but such dividends on each specific class of Common Stock will be payable only in shares of that specific class of Common Stock and (ii) if the dividends consist of voting securities of the Corporation, the Corporation will make available to each holder of shares of Class B Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities being distributed and which are convertible into or exchangeable for such voting securities on the same terms as the shares of Class B Common Stock are convertible into shares of Class A Common Stock.

      (B) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock will be entitled to share ratably, on the basis of the number of shares of Common Stock then held by such holder, in all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

      (C) Conversion. Each record holder of Class A Common Stock will be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock at any time and each record holder of Class B Common Stock will be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock at any time; provided, however, that at the time of conversion of shares of Class B Common Stock into shares of Class A Common Stock such holder would be permitted, pursuant to applicable law, to hold the total number of shares of Class A Common Stock which such holder would hold after giving effect to such conversion; and provided, further, that the determination of a holder of Class B Common Stock that such holder is permitted pursuant to applicable law to convert Class B Common Stock into Class A Common Stock pursuant to this Section 2 shall be final and binding upon the Company.

         Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

         Promptly after such surrender and the receipt by the Corporation of the written notice from the holder hereinbefore referred to, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the other class of Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

         The Corporation will pay any and all taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of shares of Class A Common Stock or Class B Common Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the holder of the shares of Class A Common Stock or Class B Common Stock, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         If any shares of Class A Common Stock or Class B Common Stock shall be converted pursuant to this section, the shares so converted shall be retired and the certificates representing such shares shall be canceled; in accordance with the provisions of Section 243(b) of Delaware Law, such shares shall resume the status of authorized and unissued shares.

         So long as any shares of any class of Common Stock are outstanding, the Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock (or any shares of Class A Common Stock or Class B Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion.

         The Corporation will not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of the other class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

         (D) Subdivision and Combinations of Shares. If the Corporation in any manner subdivides or combines (by stock split, stock dividend or otherwise) the outstanding shares of any class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

         (E) Mergers, etc. In connection with any merger, consolidation, or recapitalization in which holders of Class A Common Stock generally receive, or are given the opportunity to receive, consideration for their shares (i) all holders of Class B Common Stock shall be given the opportunity to receive the same form of consideration per share as is received by holders of Class A Common Stock and (ii) holders of Class B Common Stock shall be entitled to receive the same amount of consideration per share as received by holders of Class A Common Stock.

         (F) Voting. (1) General. Except as expressly provided under Delaware Law, on all matters to be voted on by the Corporation's stockholders, each holder of shares of Class A Common Stock will be entitled to one vote per share so held, and holders of shares of Class B Common Stock will be entitled to no voting rights.

         (2) Class B Common Stock. Except as expressly required under Delaware Law, on any matter on which holders of shares of Class B Common Stock shall be entitled to vote, they shall be entitled to one vote per share, voting as a single class together with the holders of shares of Class A Common Stock.

         SECTION 4.06. Right to Compel Participation in Certain Transfers. (a) If the Institutional Shareholders together propose (i) to Transfer not less than 50% of their Initial Ownership of any class of Company Securities to a Third Party in a bona fide sale or (ii) a Transfer in which the Company Securities to be Transferred by the Institutional Shareholders together, plus the Company Securities to be Transferred by the Other Shareholders pursuant to this Section 4.06(a), constitute more than 50% of the outstanding Company Securities in a particular class (a "COMPELLED SALE"), the Institutional Shareholders together may at their option require all Other Shareholders to Transfer the Drag-Along Portion of such class of Company Securities ("DRAG-ALONG

RIGHTS") then held by every Other Shareholder, and in the case of a Compelled Sale involving Common Shares (but subject to and at the closing of the Compelled
Sale) to exercise such number of options or Warrants for Common Shares held by every Other Shareholder as is required in order that a sufficient number of Common Shares are available to Transfer the relevant Drag-Along Portion of each such Other Shareholder, for the same consideration per unit of the relevant class of Company Security and otherwise on the same terms and conditions as the Institutional Shareholders, provided that any Other Shareholder who holds options or Warrants the exercise price per share of which is greater than the per share price at which the Common Shares are to be Transferred to the Third Party may, if required by the Institutional Shareholders to exercise such options, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto. If the Compelled Sale is not consummated with respect to any Common Shares acquired upon exercise of such options or Warrants, or the Compelled Sale is not consummated, such options or Warrants shall be deemed not to have been exercised or canceled, as applicable. The Institutional Shareholders shall provide written notice of such Compelled Sale to the Other Shareholders (a "COMPELLED SALE NOTICE") not later than the 15th day prior to the proposed Compelled Sale. The Compelled Sale Notice shall identify the transferee, the number of Company Securities subject to the Compelled Sale, the consideration for which a Transfer is proposed to be made (the "COMPELLED SALE PRICE") and all other material terms and conditions of the Compelled Sale. The number of Company Securities to be sold by each Other Shareholder will be the Drag-Along Portion of the class of Company Securities that such Other Shareholder owns. Each Other Shareholder shall be required to participate in the Compelled Sale on the terms and conditions set forth in the Compelled Sale Notice and to tender all its Company Securities as set forth below. The price payable in such Transfer shall be the Compelled Sale Price. Not later than the 10th day following the date of the Compelled Sale Notice (the "COMPELLED SALE NOTICE PERIOD"), each of the Other Shareholders shall deliver to a representative of the Institutional Shareholders designated in the Compelled Sale Notice certificates, and in the case of Warrants, the applicable instrument, representing all Company Securities comprising the Drag-Along Portion held by such Other Shareholder, duly endorsed, together with all other documents required to be executed in connection with such Compelled Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this
Section 4.06(a) at the closing for such Compelled Sale against delivery to such Other Shareholder of the consideration therefor. If an Other Shareholder should fail to deliver such certificates to the Institutional Shareholders, the Corporation (subject to reversal under Section 4.06(b)) shall cause the books and records of the Corporation to show that such Company Securities are bound by the provisions of this Section 4.06(b) and that such Company Securities shall be Transferred to the Third Party immediately upon surrender for Transfer by the holder thereof. The Other Shareholders shall (a) be required (i) to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price and transaction expenses and (ii) to make such representations, warranties and covenants and enter into such agreements as are customary for transactions of the nature of the Compelled Sale, in each case under the terms of any definitive agreements relating to such Compelled Sale and (b) benefit from all of the same provisions of the definitive agreements as the Institutional Shareholders, it being understood that any liability of any Other Shareholder for indemnification or similar post-closing obligations, shall not exceed the consideration such Other Shareholder receives in the Compelled Sale and shall not exceed a proportional share of any such liability, based on the Other Shareholder's share of the aggregate consideration in such Compelled Sale.

         (b) The Institutional Shareholders shall have a period of 90 days from the date of receipt of the Compelled Sale Notice to consummate the Compelled Sale on the terms and conditions set forth in such Compelled Sale Notice, provided that, if such Compelled Sale is subject to regulatory approval, such 90- day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the effective date of the Compelled Sale Notice. If the Compelled Sale shall not have been consummated during such period, the Institutional Shareholders shall return to each of the Other Shareholders all certificates or other applicable instruments representing Company Securities that such Other Shareholders delivered for Transfer pursuant hereto, together with any documents in the possession of the Institutional Shareholders executed by the Other Shareholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities owned by the Other Shareholders shall again be in effect.

         (c) Concurrently with the consummation of the Transfer of Company Securities pursuant to this Section 4.06, the Institutional Shareholders shall give notice thereof to the Other Shareholders, shall remit to each of the Other Shareholders who have surrendered their certificates or other applicable instruments the total consideration (the cash portion of which is to be paid by bank or certified check) for the Company Securities Transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Shareholders.

         (d) Notwithstanding anything contained in this Section 4.06, there shall be no liability on the part of the Institutional Shareholders to the Other Shareholders (other than the obligation to return any certificates or other applicable instruments representing Company Securities received by any Institutional Shareholders) if the Transfer of

Company Securities pursuant to this Section 4.06 is not consummated for whatever reason, regardless of whether the Institutional Shareholders have delivered a Compelled Sale Notice. Whether to effect a Transfer of Company Securities pursuant to this Section 4.06 by the Institutional Shareholders is in the sole and absolute discretion of the Institutional Shareholders.

         (e) This Section 4.06 shall terminate upon the earlier to occur of (i) the third anniversary of the First Public Offering and (ii) the date on which the Aggregate Ownership of the Institutional Shareholders together falls below 35% of the aggregate Initial Ownership of such Institutional Shareholders.

         (f) The Institutional Shareholders together shall be permitted, instead of effecting a Compelled Sale pursuant to this Section 4.06, instead to elect to effect a Compelled Sale pursuant to Section 4.02 of the Shareholders' Agreement, in which case the provisions in Section 4.02 of the Shareholders' Agreement shall govern for purposes of such Compelled Sale in lieu of this Section 4.06.

         (g) Definitions. The following terms have the following meanings for purposes of this Section 4.06:

         "AGGREGATE OWNERSHIP" means, with respect to any Shareholder or group of Shareholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities "beneficially owned" (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully Diluted basis.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco or New York City are authorized by law to close.

         "COMMON SHARES" means shares of Common Stock.

         "COMPANY SECURITIES" means (i) the Common Stock and Preferred Stock,
(ii) securities convertible into or exchangeable for Common Stock and/or Preferred Stock, and (iii) options, warrants (including the Warrant) or other rights to acquire Common Stock, Preferred Stock or any other equity or equity-linked security issued by the Company.

         "DRAG-ALONG PORTION" means, with respect to any Other Shareholder and any class of Company Securities, (i) the Aggregate Ownership of such class of Company Securities by such Other Shareholder multiplied by (ii) a fraction, the numerator of which is the number of such class of Company Securities proposed to be sold by the Institutional Shareholders in the applicable Compelled Sale under Section
4.06 and the denominator of which is the Aggregate Ownership of such class of Company Securities by the Institutional Shareholders.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FIRST PUBLIC OFFERING" means the first Public Offering of the Class A Common Stock after the date hereof.

         "FP" means FP-McCartney, LLC and, to the extent FP shall have transferred any of its Company Securities to any of its "Permitted Transferees" as defined in Section 1.01 of the Shareholders' Agreement, such Permitted Transferees, taken together.

         "FULLY DILUTED" means, with respect to any class of Company Securities, all outstanding shares of such class of Company Securities and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants (including the Warrant) and other rights to purchase or subscribe for shares of such class of Company Securities or securities convertible into or exchangeable for shares of such class of Company Securities, provided that, to the extent any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of "FULLY DILUTED" only upon and to the extent of such vesting.

         "INITIAL OWNERSHIP" means, with respect to any Shareholder and any class of Company Securities, the Aggregate Ownership of such class by such Shareholder as of the date hereof, or, in the case of any Person who shall become a party to this Agreement on a later date, as of such later date, in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

         "INSTITUTIONAL SHAREHOLDER" means either of (i) FP or (ii) TBW, or either of their Permitted Transferees, as such Permitted Transferees are defined in Section 1.01 of the Shareholders' Agreement.

         "OTHER SHAREHOLDERS" means all shareholders of the Corporation other than the Institutional Shareholders, whether or not such shareholders are parties to the Shareholder Agreement.

         "PUBLIC OFFERING" means an underwritten public offering of securities of the Corporation pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, provided that the proceeds of such public offering amounts to $30,000,000 gross proceeds to the Corporation.

         "SHAREHOLDER" means an Institutional Shareholder or an Other
Shareholder.

         "SHARES" means Common Shares, Senior Preferred Shares and Junior Preferred Shares.

         "SHAREHOLDERS' AGREEMENT" means the Shareholders' Agreement dated the date hereof among the Company, each of the Institutional Shareholders and GA-TEK Inc.

         "TBW" means TBW LLC and, to the extent TBW shall have transferred any of its Company Securities to any of its "Permitted Transferees" as defined in
Section 1.01 of the Shareholders' Agreement, such Permitted Transferees, taken together.

         "THIRD PARTY" means a prospective purchaser of Company Securities in an arm's-length transaction from a Shareholder where such purchaser is not a Permitted Transferee or other Affiliate of such Shareholder.

         "TRANSFER" means, with respect to any Company Security, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such security or any participation or interest therein or any agreement or commitment to do any of the foregoing.

         "WARRANT" means the warrant dated the date of this Agreement issued by the Company to GA-TEK Inc. for the purchase of Common Shares.

         "WARRANT SHARES" means the Common Shares issuable by the Corporation upon exercise of the Warrant.

         The term "INSTITUTIONAL SHAREHOLDER", to the extent such entity shall have transferred any of its Company Securities to any of its "Permitted Transferees" (as defined in Section 1.01 of the Shareholders' Agreement), shall mean the Institutional Shareholder and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the Institutional Shareholder and such Permitted Transferees.

         The term "OTHER SHAREHOLDERS", to the extent any such Other Shareholders shall have transferred any of their Company Securities to any of their "Permitted Transferees" (as defined in Section 1.01 of the Shareholders' Agreement), shall mean the Other Shareholders and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the Other Shareholders and such Permitted Transferees.

         SECTION 4.07. Other.

         (a) Liquidation. Notwithstanding anything else in this Certificate of Incorporation, a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation shall be deemed to have occurred upon (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, whether of the Corporation with or into any other corporation or corporations or of any other corporation or corporations with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or
(ii) a sale of all or substantially all of the assets of the Corporation; provided that a consolidation or merger as a result of which the holders of capital stock of the Corporation immediately prior to such merger or consolidation possess (by reason of such holdings) 50% or more of the voting power of the corporation surviving such merger or consolidation (or other corporation which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation within the meaning of Sections 4.03 or 4.04.

         (b) The term "PERSON" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

         (c) The term "OUTSTANDING", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

         (d) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Incorporation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

         (e) Each holder of Senior Preferred Stock and each holder of Junior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

                                    ARTICLE 5

         The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

                                    ARTICLE 6

         Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                    ARTICLE 7

         (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

         (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director of another Corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article 7 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this
Article 7 shall be a contract right.

         (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

         (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

         (4) The rights and authority conferred in this Article 7 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

         (5) Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article 7 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                                    ARTICLE 8

         The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above Article 7, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

         Signed and attested to on December 19, 2000.

                                            By:  /s/ Thomas N. Rich
                                                 -------------------------------
                                                 Name:   Thomas N. Rich
                                                 Title:  President


Attest:


/s/ Michael C. Veysey
-----------------------------------
Name:   Michael C. Veysey
Title:  Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      THE AMENDED AND RESTATED CERTIFICATE

                                OF INCORPORATION

                                       OF

                               AMI HOLDINGS, INC.

                     Pursuant to Section 242 of the General

                    Corporation Law of the State of Delaware

                                    * * * * *




         AMI Holdings, Inc., a Delaware corporation (hereinafter called the "CORPORATION"), does hereby certify as follows:

         FIRST: Section 4.01 of Article 4 of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

         Section 4.01. Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated, respectively, "Class A Common Stock", "Class B Common Stock" and "Preferred Stock." The total number of shares of capital stock that the Corporation is authorized to issue is 850,000,000.

         (a) Class A Common Stock. The total number of shares of Class A Common Stock, $.01 par value, that the Corporation is authorized to issue is 400,000,000.

         (b) Class B Common Stock. The total number of shares of Class B Common Stock, $.01 par value, that the Corporation is authorized to issue is 400,000,000.

         (c) Preferred Stock. The total number of shares of Preferred Stock, $.01 par value, that the Corporation is authorized to issue is 50,000,000, of which (i) 20,000,000 are designated "Series A Senior Preferred Stock" (referred to herein as the "SENIOR PREFERRED STOCK"), (ii) 20,000,000 are designated "Series B Junior Preferred Stock" (referred to herein as the "JUNIOR PREFERRED STOCK") and (iii) 10,000,000 are undesignated.

         The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

         Subject to Section 4.04(E)(5) and 4.05(C), the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock irrespective of the provisions of
Section 242(b)(2) of Delaware Law or any corresponding provision hereafter enacted.

         The Class A Common Stock and the Class B Common Stock are referred to collectively herein as the "COMMON STOCK". The Senior Preferred Stock and the Junior Preferred Stock are referred to collectively herein as the "PREFERRED STOCK".

         SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the Adoption of the Amendments has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the G.C.L.

         IN WITNESS WHEREOF, H. Gene Patterson has caused this Certificate to be duly executed in its corporate name this 10th day of January, 2001.

         AMI HOLDINGS, INC.




                                             By:   /s/ H. Gene Patterson
                                                   ---------------------------
                                                   Name:  H. Gene Patterson
                                                   Title: President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


AMI HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  Article 1 of the Certificate of Incorporation of AMI Holdings, Inc. is hereby amended to read in its entirety as follows:

                                   "Article 1

              The name of the Corporation is AMIS Holdings, Inc."

         SECOND: That in lieu of a meeting and vote of the stockholders, such stockholders have given their written consent to said amendment in accordance with the provisions of Sections 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said AMI Holdings, Inc. has caused this certificate to be signed by H. Gene Patterson, its Chief Financial Officer, Vice President and Assistant Secretary, this 28th day of March, 2001.


                               By:   /s/ H. Gene Patterson
                                     Name:  H. Gene Patterson
                                     Title: President

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                 A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
                                       OF
                              AMIS Holdings, Inc.

                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON MARCH 28, 2001.

AMIS Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is AMIS Holdings, Inc.

         2. That a Certificate of Amendment was filed by the Secretary of State of Delaware on March 28, 2001 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

There was an ambiguity as to the identity of the officer that signed the Certificate of Amendment.

         4. The execution, sealing or acknowledgment of the Certificate is corrected as follows: IN WITNESS WHEROF, said AMI Holdings, Inc. has caused this certificate to be signed by H. Gene Patterson, its Chief Executive Officer, President and Assistant Secretary, this 28th day of March, 2001.

         IN WITNESS WHEREOF, said AMIS Holdings, Inc. has caused this Certificate of Correction to be signed by H. Gene Patterson, its Chief Executive Officer, President and Assistant Secretary,* this 2nd day of April, 2001.


                                             By: /s/ H. Gene Patterson
                                                 ------------------------------
                                             H. Gene Patterson
                                             Chief Executive Officer, President
                                             and Assistant Secretary

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                 SERIES C INCREASING RATE SENIOR PREFERRED STOCK

                                       OF

                               AMIS HOLDINGS, INC.

                  AMIS Holdings, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

                  RESOLVED, that pursuant to (i) Section 4.01 of Article IV of the Certificate of Incorporation, as amended which authorizes 50,000,000 shares of preferred stock, par value $.01 per share, of which 20,000,000 shares are designated Series A Senior Preferred Stock, 20,000,000 shares are designated Series B Junior Preferred Stock and 10,000,000 shares are undesignated; (ii) the consent of the holders of a majority of the Series A Senior Preferred Stock of the Corporation pursuant to Section 4.03(E)(2) of Article IV of the Amended and Restated Certificate of Incorporation; and (iii) the consent of the holders of a majority of the Series B Junior Preferred Stock of the Corporation pursuant to
Section 4.04(F)(2) of the Amended and Restated Certificate of Incorporation, the Board of Directors hereby fixes the designations and preferences and relative participating, optional and other special rights, qualifications, limitations and restrictions of a series of Preferred Stock, consisting of 75,000 shares to be designated as Series C Increasing Rate Senior Preferred Stock.

                  RESOLVED, that the holders of Series C Increasing Rate Senior Preferred Stock, except as otherwise provided by law, shall have and possess the following rights, preferences and restrictions.

         (A) Designation of Series, Number of Shares. This series of Preferred Stock shall be designated as Series C Increasing Rate Senior Preferred Stock ("Increasing Rate Preferred Stock"), and the number of shares which shall constitute such series shall be 75,000. The par value of Increasing Rate Preferred Stock shall be $.01 per share.

         (B) Rank. The Increasing Rate Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes or series of equity securities of the Corporation, including the Senior Preferred Stock, Junior Preferred Stock and the Common Stock. All equity securities of the Corporation to which the Increasing Rate Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution or winding up), including the Senior Preferred Stock, the Junior Preferred Stock and the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Increasing Rate Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for any of the Junior Securities and Parity Securities, as the case may be.

         (C) Dividends. The holders of shares of Increasing Rate Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate per share of 12% (the "Dividend Rate") of the Accreted Value (as defined below), per annum. In the event that the Increasing Rate Preferred Stock is not redeemed in full on or prior to December 26, 2002, the Dividend Rate shall increase to 16% per annum, effective as of December 27, 2002. Dividends shall be payable in cash in arrears quarterly on March 15, June 15, September 15 and December 15 of each year unless such day is not a Business Day, in which event on the next succeeding Business Day (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). The term "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York, New York or San Francisco, California are authorized or required to remain closed.

         (1) The amount of dividends payable for each full Dividend Period on the Increasing Rate Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Increasing Rate Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Increasing Rate Preferred Stock shall not be entitled to any dividends in excess of cumulative dividends, as herein provided, on the Increasing Rate Preferred Stock.

         (2) Dividends shall be cumulative from June 26, 2002 (except that dividends on any amounts added to the Accreted Value pursuant to paragraph (3) of this Section (C) shall accrue from the date such amounts are added to Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Increasing Rate Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the first day of each month containing a Dividend Payment Date. Except as set forth in paragraph (3) of this Section (C), no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Increasing Rate Preferred Stock that may be in arrears.

         (3) If dividends are not paid in cash on any Dividend Payment Date for the immediately preceding Dividend Period (or portion thereof if less than a full Dividend Period), the unpaid amount shall be added to the Accreted Value for purposes of calculating succeeding periods' dividends.

         (4) So long as any shares of the Increasing Rate Preferred Stock are outstanding, the Corporation shall not, unless (i) the full cumulative dividends on all outstanding shares of the Increasing Rate Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Increasing Rate Preferred Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Increasing Rate Preferred Stock,

                  (i) declare, pay or set apart any amounts for dividends on, or declare or make other distribution in cash or other property in respect of Parity Securities for any period, other than dividends payable solely in such Parity Securities, or

                  (ii) redeem, purchase or otherwise acquire for value any Parity Securities for any consideration (or pay any money or make money available for a sinking fund for the redemption of any shares of any such securities) directly or indirectly, other than (i) by conversion into or exchange for Junior Securities or (ii) in connection with the termination of an employee's employment pursuant to an employment plan or agreement or pursuant to
Article 5 of the Corporation's bylaws as amended and restated (the "Bylaws").

         Notwithstanding the foregoing, if the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of Increasing Rate Preferred Stock or Parity Securities, the total available funds to be paid in partial dividends on the shares of Increasing Rate Preferred Stock and the shares of Parity Securities shall be divided among the Increasing Rate Preferred Stock and the Parity Securities in proportion to the aggregate amounts of dividends accrued and unpaid with respect to the Increasing Rate Preferred Stock and the Parity Securities. Accruals of dividends shall not bear interest.

         (5) So long as any shares of the Increasing Rate Preferred Stock are outstanding, the Corporation shall not, unless (i) the full cumulative dividends on all outstanding shares of the Increasing Rate Preferred Stock and all outstanding Parity Securities shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Increasing Rate Preferred Stock and all past dividend periods with respect to the Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Increasing Rate Preferred Stock and the current dividend period with respect to the Parity Securities,

                  (i) declare, pay or set apart any amounts for dividends on, or declare or make other distribution in cash or other property in respect of Junior Securities for any period, other than dividends payable solely in such Junior Securities, or

                  (ii) redeem, purchase or otherwise acquire for value any Junior Securities for any consideration (or pay any money or make money available for a sinking fund for the redemption of any shares of any such securities) directly or indirectly, other than (i) by conversion into or exchange for Junior Securities (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") or (ii) in connection with the termination of an employee's employment pursuant to an employment plan or agreement or pursuant to Article 5 of the Bylaws.

         (6) The terms "accrued dividends" and "dividends in arrears" whenever used herein with reference to shares of Increasing Rate Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon from the date or dates on which such dividends commence to accrue to the end of the then current Dividend Period (or, in the case of redemption, to the date of redemption), whether or not earned or declared, whether or not assets for the Corporation are legally available therefor and whether or not the amount thereof has been added to the Accreted Value pursuant to paragraph C(3) hereof.

         (D) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, prior and in preference to any distribution or setting apart of any of the assets or funds of the Corporation to the holders of the Junior Securities by reason of their ownership of such stock, the holders of Increasing Rate Preferred Stock shall be entitled to receive for each outstanding share of Increasing Rate Preferred Stock then held by them an amount in cash equal to the Initial Value (as defined below) plus cumulative accrued and unpaid dividends on such share. "Initial Value" means, with respect to each share of Increasing Rate Preferred Stock, $1,000. "Accreted Value" means, with respect to each share of Increasing Rate Preferred Stock, $1,000, plus any accrued and unpaid dividends minus any previously added dividends to the extent that such amounts have been paid in cash, as such amount is adjusted from time to time pursuant to paragraph C(3) hereof. Except as provided in the preceding sentence, holders of Increasing Rate Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution, or winding up of the affairs of the Corporation. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be insufficient to permit the payment to such holders of Increasing Rate Preferred Stock of the full aforementioned preferential amount, then the entire assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be distributed ratably among the holders of Increasing Rate Preferred Stock.

         (E) Redemption. (1) Optional Redemption. As and to the extent permitted by law and to the extent the Corporation shall have funds legally available for such payment, the Corporation may, at the option of the Board of Directors, redeem for cash shares of Increasing Rate Preferred Stock, at any time in whole or from time to time in part, at a redemption price equal to the Initial Value of the shares of Increasing Rate Preferred Stock to be redeemed, together with accrued and unpaid cumulative dividends thereon to the date fixed for redemption, without interest (the "Redemption Price"). If less than all of the shares of Increasing Rate Preferred Stock are to be redeemed, the selection of shares for redemption shall be made pro rata.

         (2) Mandatory Redemption. As and to the extent permitted by law and to the extent the Corporation shall have funds legally available for such payment, on December 21, 2007, (the "Mandatory Redemption Date") if any shares of the Increasing Rate Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Increasing Rate Preferred Stock, at the Redemption Price.

         (3) Redesignation of Redeemed or Repurchased Shares of Increasing Rate Preferred Stock. Shares of Increasing Rate Preferred Stock which have been issued and reacquired in any manner, including shares repurchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

         (4) Failure to Redeem. If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Increasing Rate Preferred Stock pursuant to paragraph E(2) hereof (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Increasing Rate Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Increasing Rate Preferred Stock) or (ii) in accordance with paragraph E(5) hereof, declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

         (5) Full Dividends on Redeemed Shares. Notwithstanding the foregoing provisions of paragraph (E) hereof, unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Increasing Rate Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Increasing Rate Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Increasing Rate Preferred Stock are redeemed pro rata.

         (6) Mechanics of Redemption. In the event of the redemption of shares of Increasing Rate Preferred Stock, the Corporation shall send via first class mail, postage prepaid, a notice of redemption to each holder of record of shares of Increasing Rate Preferred Stock addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice, or, if no such address appears or is given, then at the place where the principal executive office of the Corporation is located, not earlier than 60 nor later than 10 days before such payment is due, as set forth above. Such notice is referred to herein as the "Increasing Rate Preferred Stock Redemption Notice". The Increasing Rate Preferred Stock Redemption Notice shall state:

                  (i) in the case of any redemption, whether all or less than all of the outstanding shares of the Increasing Rate Preferred Stock are to be redeemed and the total number of shares of such Increasing Rate Preferred Stock being redeemed;

                  (ii) the number of shares of Increasing Rate Preferred Stock held by the holder that the Corporation will redeem;

                  (iii) the date fixed for redemption and the price at which the shares of Increasing Rate Preferred Stock are to be redeemed;

                  (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, its certificates representing the shares of Increasing Rate Preferred Stock to be redeemed; and

                  (v) that dividends on shares to be redeemed will cease to accrue on the date fixed for redemption.

         If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

         (F) Exchange of Increasing Rate Preferred Stock for Subordinated Notes.
(1) General. As and to the extent permitted by law, provided that such exchange of the Increasing Rate Preferred Stock for the Subordinated Notes shall not result in a violation of the covenants of, or create an event of default under, the Credit Facility (as defined below), the Corporation may, at the option of the Board of Directors, exchange the Increasing Rate Preferred Stock for Subordinated Notes with an aggregate principal amount equal to the Initial Value issued by the Corporation (the "Subordinated Notes"), pro rata among the holders thereof, at any time in whole or from time to time in part, upon payment in cash of accrued and unpaid cumulative dividends thereon to the date fixed for exchange (including any dividends added to the Accreted Value pursuant to paragraph C(3) which upon such payment shall be deducted from the Accreted Value).

         (2) Terms of Subordinated Notes. The Subordinated Notes shall contain an interest rate equal to the Dividend Rate as set forth in Section C hereof. Such interest shall be payable on the Dividend Payment Dates as set forth in Section C hereof. The Subordinated Notes shall mature on the Mandatory Redemption Date, as set forth in Section E(2) hereof. The other terms of the Subordinated Notes shall be substantially similar to those contained in the Credit Agreement, dated as of December 21, 2000, among the Corporation, AMI Semiconductor, Inc., the Lenders named therein and Credit Suisse First Boston, as administrative agent and collateral agent, as amended, or any other replacement facility entered into by the Corporation (the "Credit Facility"), as agreed upon by the holders of a majority of the Increasing Rate Preferred Stock. The Subordinated Notes shall be guaranteed, on a subordinated basis, by certain domestic subsidiaries of the Corporation, to the extent that such subsidiaries are guarantors of the Credit Facility.

         (3) Mechanics of Exchange. In the event of the exchange of shares of Senior Preferred Stock for the Subordinated Notes, the Corporation shall send via first class mail, postage prepaid, a notice of exchange to each holder of record of shares of Increasing Rate Preferred Stock addressed to the holder at the address of such holder appearing on the books of the Corporation or given by the holder to the Corporation for the purpose of notice, or, if no such address appears or is given, then at the place where the principal executive office of the Corporation is located, not earlier than 60 nor later than 10 days before such payment is due, as set forth above. Such notice is referred to herein as the "Increasing Rate Preferred Stock Exchange Notice". The Increasing Rate Preferred Stock Exchange Notice shall state:

                  (i) in the case of any exchange, whether all or less than all the outstanding shares of the Increasing Rate Preferred Stock are to be exchanged and the total number of shares of such Increasing Rate Preferred Stock being exchanged;

                  (ii) the number of shares of Increasing Rate Preferred Stock held by the holder that the Corporation will exchange;

                  (iii) the date fixed for exchange and the price at which the shares of Increasing Rate Preferred Stock are to be exchanged;

                  (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his or its certificates representing the shares of Increasing Rate Preferred Stock to be exchanged; and

                  (v) that dividends on shares to be exchanged will cease to accrue on the date fixed for exchange.

                  If funds are available on the date fixed for the exchange, then whether or not the share certificates are surrendered for payment of the exchange price, the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders of the Corporation with respect to the shares exchanged on and after the date fixed for exchange and shall be entitled only to receive the exchange price without interest upon surrender of the share certificate(s). If less than all the shares represented by one share certificate are to be exchanged, the Corporation shall issue a new share certificate for the shares not exchanged.

         (G) Voting. (1) General. Except as otherwise required by Delaware law, the holders of shares of Increasing Rate Preferred Stock shall not be entitled to any voting rights. Except as expressly required under Delaware Law, on any matter on which holders of shares of Increasing Rate Preferred Stock shall be entitled to vote, they shall be entitled to one vote per share, voting as a single class together with the holders of the Senior Preferred Stock and Junior Preferred Stock.

         (2) Approval by Increasing Rate Preferred Stock. The Corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Increasing Rate Preferred Stock then outstanding:

                  (i) authorize, create or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Increasing Rate Preferred Stock;

                  (ii) take any step resulting in the redemption of shares of Parity Securities or Junior Securities, except as set forth in paragraphs C(4) and C(5) hereof;

                  (iii) amend, alter or repeal any provision of this Certificate of Incorporation so as to adversely affect the preferences, rights or powers of the Increasing Rate Preferred Stock, or

                  (iv) amend this Section G.

                  IN WITNESS WHEREOF, AMIS Holdings, Inc. has caused this Certificate of Designation, Preferences and Rights of Series C Increasing Rate Senior Preferred Stock to be duly executed by its Chief Financial Officer this 25th day of June, 2002.

                                        By: /s/ Brent D. Jensen
                                            Name:  Brent Jensen
                                            Title: Chief Financial Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                      THE AMENDED AND RESTATED CERTIFICATE
                                OF INCORPORATION

                                       OF

                               AMIS HOLDINGS, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                                    * * * * *

         AMIS Holdings, Inc., a Delaware corporation (hereinafter called the "CORPORATION"), does hereby certify as follows:

         FIRST: Subparagraph (2) under paragraph (D) of Section 4.03 of Article 4 of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                  "(2) Mandatory Redemption. As and to the extent permitted by law and to the extent the Corporation shall have funds legally available for such payment, on September 15, 2013, if any shares of the Senior Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Senior Preferred Stock, at the Redemption Price."

         SECOND: Subparagraph (2) under paragraph (D) of Section 4.04 of Article 4 of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

         "(2) Mandatory Redemption. As and to the extent permitted by law and to the extent the Corporation shall have funds legally available for such payment, on March 15, 2014, if any shares of the Junior Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Junior Preferred Stock, at the Junior Redemption Price."

         THIRD: The foregoing amendments were duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the Adoption of the Amendments has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the G.C.L.

         IN WITNESS WHEREOF, Brent D. Jensen has caused this Certificate to be duly executed in its corporate name this 23rd day of January, 2003.

                                      AMIS HOLDINGS, INC.


                                      By:  /s/ Brent D. Jensen
                                           ----------------------------------
                                           Name:   Brent D. Jensen
                                           Title:  Chief Financial Officer

                                       2